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                                                                    EXHIBIT 99.2

BURNHAM PACIFIC                                                    PRESS RELEASE
---------------

                                                                        CONTACT:
                                        DANIEL B. PLATT, CHIEF FINANCIAL OFFICER
                                                               TEL: 619-652-4700
                                                               FAX: 619-652-4711
                                                                DBPLATT@BPAC.COM




           BURNHAM REJECTS SCHOTTENSTEIN'S CONDITIONAL AND UNSOLICITED
                                    PROPOSAL

SAN DIEGO, July 26, 1999 -- Burnham Pacific Properties, Inc. (NYSE: BPP) announced today that its Board of Directors has unanimously voted to reject Schottenstein Stores Corporation's conditional and unsolicited proposal to purchase the outstanding stock of Burnham and the outstanding units of Burnham's operating partnership.

         J. David Martin, Burnham's Chief Executive Officer, stated "The Directors, after extensive review of the Schottenstein proposal and after receiving advice from its financial advisor Goldman Sachs, concluded that it would not be in the best interests of Burnham's common shareholders to accept the proposal."

         Burnham Pacific is a real estate investment trust (REIT) that focuses on value-added retail real estate opportunities throughout the United States. The Company makes available on a quarterly basis supplemental information that includes property and corporate level detail, which is available upon request. More information on Burnham Pacific may be obtained by calling 800.462.5181, or visiting the Company's web site at WWW.BURNHAMPACIFIC.COM.

         This news release contains forward-looking statements regarding future events or financial performance of the Company. These statements are only predictions and actual events or results may differ materially. Investors should refer to the documents the Company files from time to time with the Securities and Exchange Commission, specifically the cautionary statement identifying certain factors that could affect future results included in the "Risk Factors" section of the Company's most recently filed Registration Statement and in the "Forward Looking Statements & Certain Risk Factors" section of the Company's most recently filed Form 10-K.



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